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                                                                 Exhibit 10.9


                           THIRD AMENDED AND RESTATED
                             STOCKHOLDERS' AGREEMENT

         THIRD AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT made this 30th day of December, 1999, by and among (i) Furniture.com, Inc., a Delaware corporation (the "Company"), (ii) Steven Rothschild and Misha Katz (the "Founders"), (iii) each person who shall, after the date hereof, acquire or receive the right to acquire or hold shares of Class B Common Stock (as defined below) and join in and become a party to this Agreement by executing and delivering to the Company an Instrument of Accession in the form of SCHEDULE II hereto (the "Non-Founder Stockholders") (the Founders and the Non-Founder Stockholders are referred to as the "Holders"), and (iv) those persons whose names are set forth under the heading "Investors" on SCHEDULE I hereto, as amended from time to time (the "Investors"); PROVIDED HOWEVER, that notwithstanding the foregoing, Michael Barach shall be considered (i) a "Non-Founder Stockholder" for purposes of defining rights and restrictions described herein in connection with any shares of the Company's Class B Common Stock, $.01 par value per share (the "Class B Common Stock") other than Conversion Shares (as defined below), held by him or his permitted transferees and (ii) a "Series A Investor" (as defined below) for purposes of defining rights and restrictions described herein in connection with any shares of the Company's Series A Preferred Stock, $.01 par value per share (the "Series A Preferred Stock"), or the Company's Class A Common Stock, $.01 par value per share (the "Class A Common Stock") or the Conversion Shares, held by him or his permitted transferees.

         WHEREAS, the Holders currently hold collectively 6,043,974 shares of the Class B Common Stock;

         WHEREAS, certain Investors (the "Series A Investors") currently hold an aggregate of 3,009,600 shares of the Series A Preferred Stock and an aggregate of 3,040,000 shares of the Class A Common Stock;

         WHEREAS, certain Investors (the "Series B Investors") currently hold an aggregate of 7,042,254 shares of the Company's Series B Preferred Stock, par value $.01 per share (the "Series B Preferred Stock");

         WHEREAS, certain Investors (the "Series C Investors") currently hold an aggregate of 4,727,786 shares of the Company's Series C Preferred Stock, par value $.01 per share (the "Series B Preferred Stock");

         WHEREAS, the Founders, Non-Founder Stockholders, Series A Investors, the Series B Investors, the Series C Investors and the Company are parties to a Second Amended and Restated Stockholders' Agreement dated June 23, 1999 (the "Original Agreement; and

         WHEREAS, certain Investors (the "Series D Investors") are acquiring simultaneously herewith up to an aggregate of 3,200,000 shares of the Company's Series D Preferred Stock, par value $.01 per share (the "Series D Preferred Stock"), pursuant to a Series D Convertible Preferred Stock Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), by and among the Company and the Series D Investors;

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         WHEREAS, the term "Investor Shares", as used herein, shall mean shares of (i) the Series A Preferred Stock, (ii) the Series B Preferred Stock, (iii) the Series C Preferred Stock, (iv) the Series D Preferred Stock, (v) the Class A Common Stock, and (vi) the Class B Common Stock issued or issuable upon conversion of the Class A Common Stock, upon conversion of the Series B Preferred Stock, upon conversion of the Series C Preferred Stock and upon conversion of the Series D Preferred Stock, in each case whether now or hereafter acquired; and

         WHEREAS, the term "Conversion Shares", as used herein, shall mean the Class B Common Stock issued or issuable upon conversion of the Class A Common Stock, upon conversion of the Series B Preferred Stock, upon conversion of the Series C Preferred Stock and upon conversion of the Series D Preferred Stock, in each case whether now or hereafter acquired.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Holders and the Investors agree that the Original Agreement be, and hereby is, amended and restated in its entirety as follows:

         1. PROHIBITED TRANSFERS. The Holders shall not sell, assign, transfer, pledge, hypothecate, mortgage or dispose of, by gift or otherwise, or in any way encumber, all or any part of the Shares (as hereinafter defined) owned by them except in compliance with the terms of this Agreement. For purposes of this Agreement, the term "Shares" shall mean and include all shares of equity securities of the Company owned by the Holders, whether presently held or hereafter acquired.

         2. RIGHT OF REFUSAL ON DISPOSITIONS BY THE FOUNDERS.

         (a) If at any time any Founder wishes to sell, assign, transfer or otherwise dispose of any or all Shares owned by such Founder pursuant to the terms of a bona fide offer received from a third party, such Founder shall submit a written offer to sell such Shares to the Company on terms and conditions, including price, not less favorable to the Company than those on which such Founder proposes to sell such Shares to such third party (the "Offer"). The Offer shall disclose the identity of the proposed purchaser or transferee, the Shares proposed to be sold or transferred, the agreed terms of the sale or transfer and any other material facts relating to the sale or transfer. Within ten
         (10) days after receipt of the Offer, the Company shall give notice to such Founder of its intent to purchase all or any portion of the offered Shares on the same terms and conditions as set forth in the Offer.

                  (b) If, for any reason whatever, the Company shall not exercise its right to purchase all of the offered Shares as provided herein, then each of the Investors shall have the right to purchase a portion of the offered Shares which the Company shall not have agreed to purchase from such Founder (all such remaining shares being referred to as the "Remaining Offered Shares") to be determined in the manner set forth herein.

                  (c) Each Investor shall have the right to purchase that number of the Remaining Offered Shares as shall be equal to the aggregate Remaining Offered Shares multiplied by a fraction, the numerator of which is the number of Conversion Shares then held or

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deemed to be held by such Investor and the denominator of which is the aggregate number of Conversion Shares then held or deemed to be held by all the Investors. (The amount of shares each Investor or Qualified Transferee, as that term is defined below, is entitled to purchase under this Section 2 shall be referred to as his "Pro Rata Fraction"). Each Investor shall have the right to accept the Offer as to all or part of the Remaining Offered Shares offered thereby. Each Investor shall have the right to transfer his right to purchase any Pro Rata Fraction or part thereof to any Qualified Transferee. To the extent an Investor (together with its Qualified Transferees) does not elect to purchase all of its Pro Rata Fraction, then any Investor who does elect to purchase all or part of its Pro Rata Fraction shall have the right to purchase, on a pro rata basis with any other Investor who so elects, to purchase the portion of the non-electing Investor's Pro Rata Fraction not purchased by such Investor or its Qualified Transferees.

                  (d) Each Investor shall act upon the Offer as soon as practicable after receipt from the Company of notice that the Company has not elected to purchase all of the offered Shares, and in all events within five (5) days after receipt thereof. In the event that an Investor shall elect to purchase all or part of the Remaining Offered Shares covered by the Offer, said Investor shall individually communicate in writing such election to purchase to the Founder who has made the Offer, which communication shall be delivered by hand or mailed to such Founder at the address set forth in Section 9 below and shall, when taken in conjunction with the Offer be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of the Shares covered thereby.

                  (e) In the event that the Company and the Investors, taken together and their Qualified Transferees, do not purchase all of the Shares offered by such Founder pursuant to and within thirty (30) days after the Offer, any Shares not purchased may be sold by such Founder at any time within 120 days after the expiration of the Offer, but subject to the provisions of Section 4 below. Any such sale shall be at not less than the price and upon other terms and conditions, if any, not more favorable to the purchaser than those specified in the Offer. Any Shares not sold within such 120-day period shall continue to be subject to the requirements of a prior offer and re-sale pursuant to this Section. In the event that Shares are sold to any purchaser pursuant to this
Section 2, said Shares shall no longer be entitled to the benefits conferred by, or subject to the restrictions imposed by, this Agreement, except that the purchaser of said Shares shall agree in writing to abide by the provisions of
Section 7 hereof.

                  (f) For purposes of this Agreement, a "Qualified Transferee" shall mean any person who (i) is an Investor, (ii) is an affiliate (as defined in the Investment Company Act of 1940) of an Investor, (iii) is a partner of an Investor, (iv) is the transferee of a transfer described in Section 6, or (v) is the transferee of a gift of Investor Shares made by an Investor no more than once during any twelve-month period.

         3. RIGHT OF REFUSAL ON DISPOSITIONS BY THE NON-FOUNDER STOCKHOLDERS.

         (a) If at any time any of the Non-Founder Stockholders wishes to sell, assign, transfer or otherwise dispose of any or all Shares owned by him pursuant to the terms of a bona fide offer received from a third party, he shall submit a written offer to sell such Shares to the Company on terms and conditions, including price, not less favorable to the Company than those on which he proposes to sell such Shares to such third party (the "Stockholder

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         Offer"). The Stockholder Offer shall disclose the identity of the proposed purchaser or transferee, the Shares proposed to be sold or transferred, the agreed terms of the sale or transfer and any other material facts relating to the sale or transfer. Within ten (10) days after receipt of the Stockholder Offer, the Company shall give notice to the Non-Founder Stockholder of its intent to purchase all or any portion of the offered Shares on the same terms and conditions as set forth in the Stockholder Offer.

                  (b) If, for any reason whatever, the Company shall not exercise its right to purchase all of the offered Shares as provided herein, then each of the Investors and the Founders shall have the right to purchase a portion of the offered Shares which the Company shall not have agreed to purchase from the Non-Founder Stockholder (all such remaining shares being referred to as the "Stockholder Remaining Offered Shares") to be determined in the manner set forth herein.

                  (c) Each Investor shall have the right to purchase that number of the Stockholder Remaining Offered Shares as shall be equal to the aggregate Stockholder Remaining Offered Shares multiplied by a fraction, the numerator of which is the number of Conversion Shares then held or deemed to be held by such Investor and the denominator of which is the sum of (i) the aggregate number of Conversion Shares then held or deemed to be held by all the Investors and (ii) the aggregate number of Shares held or deemed to be held by all of the Founders. Each Founder shall have the right to purchase that number of the Stockholder Remaining Offered Shares as shall be equal to the aggregate Stockholder Remaining Offered Shares multiplied by a fraction, the numerator of which is the number of Shares then held or deemed to be held by such Founder and the denominator of which is the sum of (i) and (ii) above. (The amount of shares each Investor, Founder or Qualified Transferee is entitled to purchase under this Section 3 shall be referred to as his "Stockholder Pro Rata Fraction"). Each Investor or Founder, as the case may be, shall have the right to accept the Stockholder Offer as to all or part of the Stockholder Remaining Offered Shares offered thereby. Each Investor and Founder shall have the right to transfer his right to purchase any Stockholder Pro Rata Fraction or part thereof to any Qualified Transferee. To the extent an Investor or Founder (together with its Qualified Transferees) does not elect to purchase all of its right to purchase its Stockholder Pro Rata Fraction, then any Investor or Founder who does elect to purchase all or part of its Stockholder Pro Rata Fraction shall have the right to purchase, on a pro rata basis with any other Investor or Founder who so elects, to purchase the portion of the non-electing Investor's or Founder's Stockholder Pro Rata Fraction not purchased by such Investor, Founders or their Qualified Transferees.

                  (d) Each Investor or Founder, as the case may be, shall act upon the Stockholder Offer as soon as practicable after receipt from the Company of notice that the Company has not elected to purchase all of the offered Shares, and in all events within five (5) days after receipt thereof. In the event that an Investor or Founder shall elect to purchase all or part of the Stockholder Remaining Offered Shares covered by the Stockholder Offer, said Investor or Founder shall individually communicate in writing such election to purchase to whichever Non-Founder Stockholder has made the Stockholder Offer, which communication shall be delivered by hand or mailed to such Non-Founder Stockholder at the address set forth in Section 9 below and shall, when taken in conjunction with the Stockholder Offer be deemed to

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constitute a valid, legally binding and enforceable agreement for the sale and purchase of the Shares covered thereby.

                  (e) In the event that the Company, the Investors, the Founders, and their respective Qualified Transferees, taken together, do not purchase all of the Shares offered by a Non-Founder Stockholder pursuant to and within thirty (30) days after the Stockholder Offer, any Shares not purchased may be sold by such Non-Founder Stockholder at any time within 120 days after the expiration of the Stockholder Offer. Any such sale shall be at not less than the price and upon other terms and conditions, if any, not more favorable to the purchaser than those specified in the Stockholder Offer. Any Shares not sold within such 120-day period shall continue to be subject to the requirements of a prior offer and re-sale pursuant to this Section. In the event that Shares are sold to any purchaser pursuant to this Section, said Shares shall no longer be entitled to the benefits conferred by, or subject to the restrictions imposed by, this Agreement, except that the purchaser of said Shares shall agree in writing to abide by the provisions of Section 7 hereof.

         4. RIGHT OF PARTICIPATION IN SALES. If at any time any Founder wishes to sell, or otherwise dispose of any Shares owned by such Founder to any person (the "Purchaser") in a transaction which is subject to the provisions of Section 2 hereof, each Investor shall have the right to require, as a condition to such sale or disposition, that the Purchaser purchase from said Investor at the same price per share and on the same terms and conditions as involved in such sale or disposition by such Founder the same percentage of Conversion Shares owned and deemed to be owned hereunder by such Investor as such sale or disposition (as finally consummated) represents with respect to said Shares then owned by such Founder. Each Investor wishing so to participate in any such sale or disposition shall notify such Founder of such intention as soon as practicable after receipt of the Offer made pursuant to Section 2, and in all events within fifteen (15) days after receipt thereof. In the event that an Investor shall elect to participate in such sale or disposition, said Investor shall individually communicate such election to such Founder, which communication shall be delivered by hand or mailed to such Founder at the address set forth in Section 9 below. Such Founder and/or each participating Investor shall sell to the Purchaser all, or at the option of the Purchaser, any part of the Shares and Conversion Shares (as the case may be) proposed to be sold by them at not less than the price and upon other terms and conditions, if any, not more favorable to the Purchaser than those originally offered; PROVIDED, HOWEVER, that any purchase of less than all of such Shares and Conversion Shares (as the case may be) by the Purchaser shall be made from such Founder and/or each participating Investor based upon a fraction, the numerator of which is the number of Shares or Conversion Shares (as the case may be) of the Company then owned by such Founder or such participating Investor and the denominator of which is the aggregate number of Shares and Conversion Shares held by and deemed to be held by such Founder and all of the participating Investors. Such Founder shall use his or her best efforts to obtain the agreement of the Purchaser to the participation of the participating Investors in the contemplated sale, and shall not sell any Shares to such Purchaser if such Purchaser declines to permit the participating Investors to participate pursuant to the terms of this Section 4. The provisions of this Section 4 shall not apply to the sale of any Shares by a Founder to an Investor pursuant to an Offer under Section 2.

         5. TAKE ALONG RIGHT. If an Investor or group of Investors holding more than 67% of the Conversion Shares held by all Investors and subject to this Agreement (the "Take Along

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Group") determine to sell or exchange in one or a series of related bona fide arms-length transactions to a third party or third parties (collectively, the "Third Party"), 67% or more of the aggregate number of Conversion Shares subject to this Agreement (the "Take Along Shares"), such Take Along Group shall give not less than fifteen (15) days prior written notice of such intended transfer (the "Transfer") to each other Investor and the Holders, which notice shall include reasonable details of the proposed sale or exchange including the proposed time and place of closing, the consideration to be received by the Take Along Group and any other material terms of such transfer (such notice being referred to as a "Sale Notice"). Each of such Investors and the Holders shall, if specified in such Sale Notice, be obligated to, and shall, sell, transfer and deliver, or cause to be sold, transferred and delivered, to such Third Party on the same financial terms as the Take Along Group, that number of Shares owned by such Investor or Holder as shall equal the product of (w) a fraction, the numerator of which is the number of Conversion Shares proposed to be transferred by the Take Along Group as of the date of such Sale Notice and the denominator of which is the aggregate number of Conversion Shares held or deemed to be held as of the date of such Sale Notice by the Take Along Group, multiplied by (x) the number of Shares actually owned as of the date of such Sale Notice by such Investor or Holder. Each such Investor and the Holders shall, if specified in such Sale Notice, be obligated to, and shall, sell, transfer and deliver, or cause to be sold, transferred and delivered, to such Third Party on the same financial terms as the Take Along Group, that number of Conversion Shares held or deemed to be held by such Investor and the Holders as shall equal the product of (y) a fraction, the numerator of which is the number of Conversion Shares proposed to be transferred by the Take Along Group as of the date of such Sale Notice and the denominator of which is the aggregate number of Conversion Shares held or deemed to be held as of the date of such Sale Notice by the Take Along Group, multiplied by (z) the number of Conversion Shares held or deemed to be held as of the date of such Sale Notice by such Investor or Holder. Each Holder or Investor, if required to sell pursuant to this Section 5, shall (A) deliver certificates evidencing the applicable Shares or Conversion Shares to be sold at the closing of the proposed Transfer, duly endorsed or accompanied by duly executed stock powers, free and clear of all liens, claims, charges, security interests and other encumbrances of any nature whatsoever, and shall receive in exchange therefor the consideration to be paid or delivered by such Third Party in respect of such Shares or Conversion Shares as described in the Sale Notice (which consideration per share shall be the same for all of the Take Along Group, the Holders and the Investors) and (B) if stockholder approval for the transaction is required, vote such Shares or Conversion Shares in favor thereof.

         6. PERMITTED TRANSFERS. Anything herein to the contrary notwithstanding, the provisions of Sections 1, 2, 3, 4 and 5 shall not apply to: (a) any transfer of Shares to one or more of its partners or members in any Holder or Investor that is a partnership or limited liability company or to a retired or withdrawn partner or member who retires or withdraws after the date hereof in full or partial distribution of his interest in such partnership or limited liability company; (b) any transfer of Shares to any immediate family member (which shall be deemed to include a spouse, sibling, lineal descendant, ancestor, mother-in-law, father-in-law, brother-in-law and sister-in-law) of an individual Holder or Investor by gift or bequest or through inheritance, or to a trust or family limited partnership (or other similar entity) created for the benefit of one or more of the foregoing; (c) any transfer of Shares to any shareholder of any Holder or Investor that is a corporation; (d) any transfer of Shares to any person or entity acquiring at least 250,000 shares of Shares (such number being subject to adjustment for any

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stock dividend, stock split, subdivision, combination or other recapitalization); (e) any sale of the Company's equity securities in a public offering pursuant to a registration statement filed by the Company with the Securities and Exchange Commission (the "Commission"); and (f) any sale permitted pursuant to Section 1.05 of the Purchase Agreement. In the event of any such transfer, other than pursuant to subsection (e) of this
Section 6, the transferee of the Shares shall agree to become a party to this Agreement and shall hold the Shares so acquired with all the rights conferred by, and subject to all the restrictions imposed by, this Agreement. Notwithstanding anything herein to the contrary, in no event may any Holder or Investor, together with its affiliates and assigns, assign their rights and obligations hereunder to more than 10 persons in the aggregate.

         7. ELECTION OF DIRECTORS. Each of the parties entitled to vote hereto agrees to vote all of the Stock (as hereinafter defined) of the Company now owned or hereafter acquired by such party (and attend, in person or by proxy, all meetings of stockholders called for the purpose of electing directors), and the Company agrees to take all actions (including, but not limited to the nomination of specified persons) to cause and maintain the election to the Board of Directors of the Company, to the extent permitted pursuant to the Company's Certificate of Incorporation, the following:

                  (i) as long as shares of Series A Preferred Stock are outstanding, one nominee designated by Brand Equity Ventures I, L.P., who shall initially be Christopher P. Kirchen;

                  (ii) as long as shares of Series A Preferred Stock are outstanding, one nominee designated by 60% in interest of the holders of Series A Preferred Stock, who shall initially be Michael Barach, and if no shares of Series A Preferred Stock are outstanding, one nominee designated by 60% in interest of the holders of the Class B Common Stock issuable upon conversion of the Class A Common Stock, whether now owned or hereafter acquired (the "Series A Conversion Shares");

                  (iii) two nominees designated by a majority in interest of the holders of the Class B Common Stock, one of whom shall initially be Steven Rothschild, who shall initially serve as Chairman, and the other shall initially be Jason Olim; and

                  (iv) as long as shares of Series A Preferred Stock are outstanding, one nominee to be designated by a majority in interest of the holders of Series A Preferred Stock, who shall initially be Andrew Brooks, and if no shares of Series A Preferred Stock are outstanding, by 60% in interest of the holders of Series A Conversion Shares, and approved by a majority in interest of the holders of the Class B Common Stock;

                  (v) as long as shares of Series B Preferred Stock (or shares of Class B Common Stock issuable upon conversion of the Series B Preferred Stock, whether now owned or hereafter acquired ("Series B Conversion Shares")) are outstanding, one nominee designated by @Ventures III, L.P., who shall initially be Marc Poirier;

                  (vi) as long as shares of Series B Preferred Stock are outstanding, one nominee designated by 60% in interest of the holders of Series B Preferred Stock, and if no shares of

Series B Preferred Stock are outstanding, one nominee designated by 60% in interest of the holders of the Series B Conversion Shares, who shall initially be Joanna Strober; and

                  (vii) as long as shares of Series C Preferred Stock and/or Series D Preferred Stock are outstanding, one nominee designated by the holders of shares representing at least 60% of the votes represented by the shares of Series C Preferred Stock and Series D Preferred Stock then outstanding, and if no shares of Series C Preferred Stock or Series D Preferred Stock are outstanding, one nominee designated by 60% in interest of the holders of Class B Common Stock issuable upon conversion of the Series C Preferred Stock and Series D Preferred Stock, whether now owned or hereafter acquired, in each case the nominee shall not be a Series C Investor or a Series D Investor or an affiliate thereof; such nominee shall initially be undesignated.

                  Each of the parties further covenants and agrees to vote, to the extent possible, all shares of Stock of the Company now owned or hereafter acquired by such party so that the Company's Board of Directors shall consist of eight (8) members.

                  For the purposes of this Agreement, "Stock" shall mean and include all Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Class A Common Stock, Class B Common Stock (including shares of Class B Common Stock issued upon conversion of other securities), and all other securities of the Company which may be exchangeable for or issued in exchange for or in respect of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Class A Common Stock or Class B Common Stock (whether by way of stock split, stock dividends, combination, reclassification, reorganization or any other means) whether now held or hereafter acquired.

                  In the absence of any designation from the persons or groups so designating directors as specified above, the director previously designated by them and then serving shall be reelected if still eligible to serve as provided herein.

                  Except in the case of bad faith or willful misconduct by a member of the Board of Directors, no party hereto shall vote to remove any member of the Board of Directors designated in accordance with the aforesaid procedures unless the persons or groups so designating directors as specified above so vote, and, if such persons or groups so vote then the non-designating party or parties shall likewise so vote.

                  Any vacancy on the Board of Directors created by the resignation, removal, incapacity or death of any person designated under this
Section 7 shall be filled by another person designated in a manner so as to preserve the constituency of the Board as provided above. If a person is not so designated, such vacancy shall be filled by a person elected by the vote of a majority of the holders of Stock, voting together as a class.

         8. TERMINATION. This Agreement, and the respective rights and obligations of the parties hereto, shall terminate UPON the earliest to occur of the following: (i) the completion of a fully underwritten, firm commitment public offering pursuant to an effective registration statement under the Securities Act of 1933 covering the Offering or sale by the Company of its equity securities in which the aggregate gross proceeds received by the Company shall be at least

$15 million; (ii) the sale of the Company, whether by merger, sale, or transfer of capital stock representing a majority of the voting power at elections of directors of the Company, or sale of substantially all of its assets or (iii) upon the Company becoming a reporting person under Section 12 of the Securities Exchange Act of 1934.

         9. NOTICES. All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed, sent by facsimile transmission or delivered to each applicable party at the address set forth on
SCHEDULE I hereto or on the Instrument of Accession pursuant to which he became a party to this Agreement or at such other address as to which such party may inform the other parties in writing in compliance with the terms of this Section.

         If to the Company: at 1881 Worcester Road, Suite 2, Framingham, MA 01701, or via facsimile at (508) 770-1596, Attention: Andrew Brooks, or at such other address as shall be designated by the Company in a written notice to the OTHER parties complying as to delivery with the terms of this Section; with a copy to Hale and Dorr LLP, 60 State Street, Boston, MA 02109, or via facsimile at (617) 526-5000, Attention: Leonard A. Pierce, Esq.

         If (i) to any holder of Series C Preferred Stock associated with Amerindo Investment Advisors Inc., with a copy to Buchalter, Nemer, Fields & Younger, 601 South Figueroa Street, Los Angeles, CA 90017 or via facsimile at
(213) 896-0400, Attention: Rick Cohen, Esq. and (ii) to any party associated with the @Ventures Purchasers (as defined in the Purchase Agreement), with a copy to Hutchins, Wheeler & Dittmar, 101 Federal Street, Boston, MA 02110 or via facsimile at (617) 951-1295, Attention: James Westra, Esq.

         All such notices, requests, demands and other communications shall, (i) when mailed (which mailing must be accomplisheD by express overnight courier service or registered mail, return receipt requested), be effective two DAYS after deposited in the mails, (ii) when sent by facsimile, be effective one hour after sending (or as of 8 a.m. Boston time on the following day, if faxed after the later of 6 p.m. Boston time and the close of business of the recipient) and
(iii) when delivered by hand, upon receipt, in each case addressed as aforesaid, unless otherwise provided herein.

         10. LOCK-UP AGREEMENT. If requested in writing by the underwriters for the initial underwritten public offering of securities of the Company, each Holder and Investor shall agree not to sell publicly any shares of Stock without the consent of such underwriters, for a period of not more than 180 days following the date APPEARING on the final prospectus relating to such offering; PROVIDED, HOWEVER, that all persons entitled to registration rights with respect to shares of Stock and who are not parties to this Agreement, all executive officers, directors and 1% shareholders of the Company shall also have agreed not to sell publicly their Stock under the circumstances and pursuant to the terms set forth herein; PROVIDED, FURTHER, that the restrictions contained in this Section 10 shall not apply to any securities acquired by the Series C Investors in the Company's first Qualified Public Offering (as defined in the Purchase Agreement) (other than securities acquired pursuant to Section 5.07 of the Purchase Agreement which may be subject to such restrictions to the extent necessary to comply with applicable law and rules and regulations of the Commission and the National Association of Securities Dealers, Inc.) or to securities acquired by the Series C Investors on the open market after the Company's first Qualified Public Offering.

         11. SPECIFIC PERFORMANCE. The rights of the parties under this Agreement are unique and, accordingly, the parties shall, in addition to such other remedies as MAY be available to any of them at law or in equity, have the right to enforce their rights hereunder by actions for specific performance to the extent permitted by law.

         12. LEGEND. The certificates representing the Stock shall bear on their face a legend indicating the existence of the restrictions imposed hereby.

         13. ENTIRE AGREEMENT. This Agreement, the Purchase Agreement (including any and all Exhibits, Schedules and other instruments contemplated thereby) and the Third Amended and Restated Registration Rights Agreement dated the date hereof among the Company and certain of its stockholders named therein constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings between them or any of them as to such subject matter.

         14. WAIVERS AND FURTHER AGREEMENTS. Any of the provisions of this Agreement for the benefit of the Series A Investors may be waived with the consent of the Series A Investors holding at least 60% in interest of the Series A Conversion Shares then held or deemed to be held by all Series A Investors. Any of the provisions of this Agreement for the benefit of the Series B Investors may be waived with the consent of the Series B Investors holding at least 60% in interest of the Series B Conversion Shares then held or deemed to be held by all Series B Investors and, in the case of any waiver of the benefits of paragraph (v) of Section 7 hereof, with the consent of @Ventures III, L.P. Any of the provisions of this Agreement for the benefit of the Series C Investors may be waived with the consent of the Series C Investors holding at least 60% in interest of the Series C Conversion Shares then held or deemed to be held by all Series C Investors. Any of the provisions of this Agreement for the benefit of the Series D Investors may be waived with the consent of the Series D Investors holding at least 60% in interest of the Series D Conversion Shares then held or deemed to be held by all Series D Investors. Any waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of that provision or of any other provision hereof. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as any other party may reasonably require in order to effectuate the terms and purposes of this Agreement. Notwithstanding the foregoing, no waiver approved in accordance herewith shall be effective if and to the extent that such waiver (i) grants to any one or more Investors any rights more favorable than any rights granted to all other similarly situated Investors or otherwise treats any one or more Investors differently than all other similarly situated Investors and (ii) waives any of the rights of the Founders without the additional written consent of the Founders.

         15. AMENDMENTS. Except as otherwise expressly provided herein, this Agreement may not be amended except by an instrument in writing executed by (i) Series A Investors holding at least 60% in interest of the Series A Conversion Shares then held or deemed to be held by all Series A Investors, (ii) Series B Investors holding at least 60% in interest of the Series B Conversion Shares then held or deemed to be held by all Series B Investors, (iii) Series C Investors holding at least 60% in interest of the Series C Conversion Shares then held or deemed to be held by all Series C Investors, (iv) Series D Investors holding at least 60% in interest of the Series D Conversion Shares then held or deemed to be held by all Series D Investors and (v) Holders (not including Investors) holding a majority of the Shares subject to this Agreement. Notwithstanding the foregoing, no amendment approved in accordance with clauses
(i), (ii), (iii), (iv) and (v) above shall be effective if and to the extent that such amendment: (a) creates any additional affirmative obligations to be complied with by any or all of the Investors or Holders, (b) grants to any one or more Investors or Holders any rights more favorable than any rights granted to all similarly situated Investors or Holders, as the case may be, or (c) otherwise treats any one or more Investors or Holders differently than all other similarly situated Investors or Holders. In addition, Section 7 of this Agreement shall not be amended with (i) regard to Brand Equity Ventures I, L.P.'s right to designate a representative to the Board of Directors without the written consent of Brand Equity Ventures I, L.P. or (ii) with regard to @Ventures III, L.P.'s right to designate a representation to the Board of Directors without the written consent of @Ventures III, L.P.

         16. ASSIGNMENT; SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and Qualified Transferees, except as may be expressly provided otherwise herein, AND PROVIDED, FURTHER, that no Investor may transfer its rights or obligations hereunder except to a Qualified Transferee.

         17. SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be INVALID, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and such invalid, illegal and unenforceable provision shall be reformed and construed so that it will be valid, legal and enforceable to the maximum extent permitted by law.

         18. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Company shall require
(i) each executive officer who shall, after the date hereof, acquire or receive the right to acquire any shares of the Company's capital stock, and (ii) each person who shall, after the date HEREOF, hold, acquire or receive the right to acquire more than 100,000 shares of the Company's capital stock (appropriately adjusted for any stock split, recapitalization or other reorganization), as a condition to such acquisition, to become a party to this Agreement by executing and delivering to the Company an Instrument of Accession in the form of SCHEDULE II hereto.

         19. SECTION HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         20. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with and governed by the General Corporation Law of the State of Delaware.

         21. AGGREGATION OF STOCK. All securities of the Company held or acquired by an affiliate of any Investor or entities under common management with or managed by such Investor shall be aggregated with those held or acquired by such Investor for the purpose of determining the availability of or discharge of any rights of such Investor under this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                               FURNITURE.COM, INC.

               THIRD AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT

                           Counterpart Signature Page

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed as of the date first above written.


THE COMPANY:
------------

FURNITURE.COM, INC.,

By: /s/ Alex Seldin
   ---------------------------
Name: Alex Seldin
Title: VP, Legal and Business Affairs

                                                                     SCHEDULE I
                                                                     ----------

                                  FURNITURE.COM

                        SCHEDULE OF HOLDERS AND INVESTORS
                        ---------------------------------



NAMES AND ADDRESSES                                NO. OF CLASS B COMMON SHARES
-------------------                                ----------------------------
FOUNDERS
--------
Steven Rothschild                                                     4,089,400
408 Pleasant Street
Suite 2000
Worcester, MA  01609

Misha Katzc/o Furniture.com, Inc.                                       165,800
1881 Worcester Road,Suite 2
Worcester, MA  01608-2295

TOTAL CLASS B COMMON SHARES:                                          4,255,200

NON-FOUNDER STOCKHOLDERS
------------------------
Michael Barach
c/o Bessemer Venture Partners                                            165,800
83 Walnut Street
Wellesley, MA  02181

Andrew Brooks                                                            884,403
c/o Furniture.com, Inc.
1881 Worcester Road, Suite 2
Framingham, MA 01701

Rose Mauriello                                                           150,000
c/o Furniture.com, Inc.
1881 Worcester Road, Suite 2
Framingham, MA 01701

Richard Clark                                                             20,000
c/o Furniture.com, Inc.
1881 Worcester Road, Suite 2
Framingham, MA 01701

Lee Chaissan                                                              80,000
c/o Furniture.com, Inc.
1881 Worcester Road, Suite 2
Framingham, MA 01701

Charles Anderson                                                         100,000
c/o Furniture.com, Inc.
1881 Worcester Road, Suite 2
Framingham, MA 01701

Peter Halunen                                                            100,000
c/o Furniture.com, Inc.
1881 Worcester Road, Suite 2
Framingham, MA 01701

Kirsten Von Hassel                                                       150,000
c/o Furniture.com, Inc.
1881 Worcester Road, Suite 2
Framingham, MA 01701

Carl Prindle                                                             150,000
c/o Furniture.com, Inc.
1881 Worcester Road, Suite 2
Framingham, MA 01701

TOTAL CLASS B COMMON SHARES:                                           1,788,774

                                    INVESTORS
                                    ---------



                                    Number of         Number of         Number of          Number of         Number of
                                    Series A           Class A           Series B          Series C           Series D
                                Preferred Shares    Common Shares    Preferred Shares  Preferred Shares   Preferred Shares
                                ----------------    -------------    ----------------  ----------------   ----------------
Brand Equity Ventures I, L.P.       1,485,000         1,500,000        1,056,338           67,540                 0
Three Pickwick Plaza
Greenwich, CT  06830
Attn:  Christopher P. Kirchen

Bessemer Venture Investors, L.P.       70,290            71,000          140,845               0                 0
1400 Old Country Road,
Suite 407
Westbury, NY  11590
Attn: Robert Buescher

Bessemer Venture Partners IV L.P.     422,631           426,900          774,648           40,524             63,830
1400 Old Country Road,
Suite 407
Westbury, NY  11590
Attn: Robert Buescher

Bessec Ventures IV L.P.               249,579           252,100          492,958           27,016             42,553
1400 Old Country Road, Suite
407
Westbury, NY 11590

Shad Run Investments, L.P.              0                 0              528,169               0                 0
3512 Clay Street
San Francisco, CA 94118

Comdisco, Inc.                          0                 0              352,113            135,079           106,383
3000 Sand Hill Road
Building 1, Suite 155
Menlo Park, CA 94025

Robert J. Reynolds                      0                 0               88,028               0               10,000
74 Greenwood Way
Mill Valley, CA 94941

Mitchell P. Bartlett                    0                 0               88,028               0               10,000
Diane Rauscher Plaza
60 South 6th Street
Minneapolis, MN 55402-4422


Michael Barach                        395,700           400,000              0                  0                 0
c/o Bessemer Venture Partners
83 Walnut Street
Wellesley, MA  02181

The Trustees of Amherst                66,000            66,666              0                  0                 0
College for the Michael I. &
Holly H. Barach Charitable
Remainder Unitrust
Campus Box 2203
P.O. Box 5000
Amherst, MA  01002-5000

The Trustees of Amherst                33,000            33,334              0                  0                 0
College for the Michael I. &
Holly H. Barach Charitable
Remainder Unitrust II
Campus Box 2203
P.O. Box 5000
Amherst, MA  01002-5000

Don Pettini                             9,900            10,000              0                  0                 0
9 Russett Lane
Andover, MA  01810

Rowland Moriarty                      148,500           150,000              0                  0                 0
Charles River Associates
33rd Floor - 200 Clarendon St.
Boston, MA  02116

Richard J. Resch                       99,000           100,000              0                  0                 0
K.I.
1330 Bellevue Street
Greenbay, WI  54302

@Ventures III, L.P.                     0                 0             2,115,363           324,603           287,599
100 Brickstone Square
Andover, MA 01810
Attn: Marc Poirier

CMG@Ventures III, L.L.C.                0                 0               700,704           107,523            95,266
100 Brickstone Square
Andover, MA 01810
Attn: Andrew J. Hajducky

@Ventures Investors, LLC *              0                 0                70,423            10,807             9,574
100 Brickstone Square
Andover, MA 01810
Attn: Marc Poirier

@Ventures Foreign Fund III, L.P. *     0                 0              634,637            97,385           86,284
100 Brickstone Square
Andover, MA 01810
Attn: Marc Poirier

Debra S. Leizman, as                 10,000            10,000               0                  0                 0
Custodian under the Ohio
Transfers to Minors Act for
the benefit of Eve J. Kerman

Debra S. Leizman, as                 10,000            10,000               0                  0                 0
Custodian under the Ohio
Transfers to Minors Act for
the benefit of Hannah M. Kerman

Debra S. Leizman, as                 10,000            10,000               0                  0                 0
Custodian under the Ohio
Transfers to Minors Act for
the benefit of Sophia L. Kerman

Arkaro Holding B.V.                     0                 0                 0              1,350,795       244,949
Locatellikade 1
Parnassustoren
1076 AZ Amsterdam
P.O. Box 75215
1070 AE Amsterdam
The Netherlands
Attn: Maria C. van der Sluijs-
Plantz

Covestco-Ateura, LLC                    0                 0                 0              1,080,635       265,957
c/o Jura Trust
Mitteldorf 1
Vaduz, Liechtenstein, FL-9490
Attn:  Albin A. Johann

With copies to:

Dr. Richard J. Haas Partners
199 Piccadilly
London W1V 9LE
Attn:  Robert Haas and
Michael Russell

Barnard & Co., L.L.C.
590 Madison Avenue, 37th
Floor
New York, NY 10022
Attn:  Joel Koblentz

ATGF II                                 0                 0                 0               726,982              0
c/o Amerindo Investment
Advisors Inc.
399 Park Avenue 2nd Floor
New York, NY  10022
Attn:  Jessica Caruso

RRE Investors, L.P.                     0                 0                 0               261,352            51,383
126 East 56th Street
New York, NY  10022

RRE Investors Fund, L.P.                0                 0                 0               143,886            28,404
P.O. Box 31106 SMB
West Bay Road
Grand Cayman, Cayman
Islands B.W.I.

Matthew Fitzmaurice                     0                 0                 0                80,000              0
1771 James Avenue South
Minneapolis, MN  55403

James Stableford                        0                 0                 0                 3,500              0
Amerindo Investment
Advisors Inc.
43 Upper Grosvenor Street
London W1x 9PG
England

Rachel Hyman                            0                 0                 0                6,754               0
325 W. 22nd Street, Apt. 3
New York, NY  10011

Trellus Partners, LP                    0                 0                 0               263,405            36,450
152 W. 57th Street, 57th
Floor
New York, NY  10011

Munder NetNet Fund                      0                 0                 0                  0            1,595,744
480 Pierce Street, Ste 300
Birmingham, MI  48009

Litton Master Trust                     0                 0                 0                  0              106,383
c/o Amerindo Investment
Advisors Inc.
399 Park Avenue, 22nd Floor
New York, NY  10022

TOTAL                               3,009,600         3,040,000         7,042,254          4,727,786        3,040,759
                                    =========         =========         =========          =========        =========

                                                                    SCHEDULE II
                                                                    -----------

                                  FURNITURE.COM

                             INSTRUMENT OF ACCESSION
                             -----------------------

         The undersigned, _________________, as a condition precedent to becoming the owner or holder of record of ___________________ (______) shares of the [Class A Common Stock or Class B Common Stock], par value $.01 per share, of Furniture.com, a Delaware corporation (the "Company"), hereby agrees to become a Holder party to and bound by that certain Third Amended and Restated Stockholders' Agreement, dated as of December 30, 1999 by and among the Company and other stockholders of the Company. This Instrument of Accession shall take effect and shall become an integral part of the said Third Amended and Restated Stockholders' Agreement immediately upon execution and delivery to the Company of this Instrument.

         IN WITNESS WHEREOF, this INSTRUMENT OF ACCESSION has been duly executed by or on behalf of the undersigned, as a sealed instrument under the laws of the State of Delaware, as of the date below written.

                               Signature:
                                         ---------------------------------
                               (Print Name)

                                Address:
                                         ---------------------------------

                                Date:
                                     -------------------------------------

                                Accepted:
                                         ---------------------------------

                                FURNITURE.COM

                                By:
                                   ---------------------------------------
                                Name:
                                     -------------------------------------
                                Title:
                                      ------------------------------------
                                Date:
                                    --------------------------------------